UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – April 1, 2008

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF UTAH	0-30321	87-0287750
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45601, Salt Lake City, Utah 84145-0601

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 8.01

Other Events.

On April 1, 2008, the Registrant entered into a purchase agreement (the "Purchase Agreement") with Banc of America Securities LLC and each of the other underwriters (collectively the "Underwriters") named on Schedule A thereto, relating to issuance and sale by the Registrant of $450,000,000 principal amount of 6.80% Notes due 2018 (the "Notes"). The sales of the Notes have been made under the Registrant's shelf registration statement on Form S-3 (File No. 333-149589) (the "Registration Statement"). On April 4, 2008, the Registrant completed the sale of $450,000,000 of the Notes.

In the Purchase Agreement, the Registrant made various representations and warranties to the Underwriters and generally agreed to indemnify, subject to the exceptions in the Purchase Agreement, the Underwriters and their respective affiliates from, among other things, any untrue statement of a material fact, or omission to state a material fact, in the Registration Statement, the disclosure package or the prospectus related thereto.

This Current Report on Form 8-K is filed to incorporate the Purchase Agreement, the Form of Note and the Officers' Certificate attached hereto as exhibits into the Registration Statement.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     1.1

Purchase Agreement, dated April 1, 2008, by and among Questar Market Resources Inc., and the Underwriters named on Schedule A thereto.

     4.1

Form of the Registrant’s 6.80% Note due 2018.

     4.2

Form of Officers’ Certificate setting forth the terms of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

April 4, 2008

/s/C. B. Stanley

C. B. Stanley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

     1.1

Purchase Agreement, dated April 1, 2008, by and among Questar Market Resources Inc., and the Underwriters named on Schedule A thereto.

     4.1

Form of the Registrant’s 6.80% Note due 2018.

     4.2

Form of Officers’ Certificate setting forth the terms of the Notes.

3